UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland		21043
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2014, Howard Bank (the “Bank”), the bank operating subsidiary of Howard Bancorp, Inc., adopted a Supplemental Executive Retirement Plan (the “SERP”) effective December 1, 2014 (the “Effective Date”).  Eligibility to participate in the SERP is limited to a select group of management or highly compensated employees determined by the Board of Directors of the Bank.  As of the Effective Date, eligibility to participate in the SERP has been granted solely to Mary Ann Scully, the Bank’s President and Chief Executive Officer.  The SERP is unfunded and designed to be a nonqualified deferred compensation retirement plan in compliance with Section 409A of the Internal Revenue Code (the “Code”).

Under the SERP, the Bank can make discretionary contributions to accounts of the eligible employees under the SERP, as designated by the Bank’s Board of Directors.

The SERP is a defined benefit style program in which the participant is promised a benefit according to a set formula; such benefit is paid to the participant (or his or her beneficiary) in equal quarterly installments over a period of 15 years following the later of (i) the participant’s severance from employment with the Bank after attainment of the Normal Retirement Age (as defined in the SERP) or (ii) the attainment of Normal Retirement Age if severance has occurred first.  Under the SERP, Ms. Scully will receive $125,000 each year for 15 years once she begins to receive her benefit.  Given her prior service with the Bank, Ms. Scully is vested at December 31, 2014 in 66.67% of her accrued benefit.  Provided she remains an employee of the Bank at the applicable vesting time, Ms. Scully will earn vesting on a graduated schedule in which she will become fully vested on August 25, 2019, which has been established for purposes of the SERP as her retirement date.

To the extent not already fully vested, a participant in the SERP will fully vest in their benefit upon the occurrence of the participant’s death or Disability (as defined in the SERP) or if the Bank terminates the SERP following a Change in Control (as defined in the SERP).  Upon a participant’s Termination for Cause (as defined in the SERP), he or she forfeits all benefits under the SERP including any amounts in which he or she has previously vested.

The foregoing summary of the SERP is qualified in its entirety by reference to the SERP, which is attached hereto as Exhibit 10.27.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.27           Supplemental Executive Retirement Plan of Howard Bank, effective December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

By: /s/ George C. Coffman
	Name:	George C. Coffman
Date: January 6, 2015	Title:	Executive Vice President and Chief
Financial Officer